UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 4, 2020, Evoqua Water Technologies Corp. (the “Company”) issued a press release announcing the launch of a secondary public offering (the “Offering”) of 13 million shares of its common stock by certain shareholders of the Company, including certain affiliates of AEA Investors LP (collectively, the “Selling Shareholders”). Additionally, in connection with the Offering, the Selling Shareholders intend to grant to the underwriters a 30-day option to purchase up to 1.95 million additional shares of common stock.

The Company is not selling any shares in the Offering and will not receive any proceeds from the sale of shares being sold by the Selling Shareholders in the Offering.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with the Offering, the Company has filed a prospectus supplement, which includes the following updated risk factor and supplements the corresponding risk factor included in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission on November 25, 2019, as amended by Form 10-K/A filed with the Securities and Exchange Commission on December 4, 2019.

Our operations in China expose us to risks inherent in doing business there.

We currently have operations and source and manufacture certain of our materials and products for global distribution from third-party suppliers and manufacturers in China. The political, legal and economic climate in China, both nationally and regionally, is fluid and unpredictable, and operating in China exposes us to political, legal and economic risks, including risks resulting from disease or public health crises. For example, in December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. Although we do not believe that the outbreak of the coronavirus within China has had a material adverse impact on our operations to date, the future impact of this outbreak is highly uncertain and cannot be predicted but our sales to and operations in China may be impacted. If the coronavirus continues to spread, or if the duration of the disruption is prolonged, our business, financial condition, results of operations or prospects could be materially adversely affected.

Our ability to operate in China may be adversely affected by changes in U.S. and Chinese laws and regulations such as those related to, among other things, taxation, import and export tariffs, environmental regulations, land use rights, intellectual property, currency controls, network security, employee benefits and other matters, and we may not obtain or retain the requisite legal permits to continue to operate in China or we may become subject to costs or operational limitations imposed in connection with obtaining and complying with such permits. We may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. and international standards. We may also experience difficulty in managing relations with our employees, distributors, suppliers or customers, with whom disagreements or conflicts of interest could materially adversely affect our operations or our ability to source and manufacture certain of our materials and products in China. Further, the third parties we rely on in China may disclose our confidential information or intellectual property to competitors or third parties, which could result in the illegal distribution and sale of counterfeit versions of our products. Any of these factors could have a material adverse effect on our business, financial condition, results of operations or prospects.

Additionally, the rapid development of the Chinese economy has led to increased labor costs, and the cost of labor in China may continue to increase in the future. Our results of operations will be materially and adversely affected if our labor costs, or the labor costs of our suppliers and manufacturers, increase significantly. We and our manufacturers and suppliers may be unable to find a sufficient number of qualified workers due to the intensely competitive and fluid market for skilled labor in China. Furthermore, pursuant to Chinese labor laws, employers in China are subject to various requirements when signing labor contracts, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. These labor laws and related regulations impose liabilities on employers and may significantly increase the costs of workforce reductions. If we decide to change or reduce our workforce, these labor laws could limit or restrict our ability to make such changes in a timely, favorable and effective manner. Any of these events could have a material adverse effect our business, financial condition, results of operations or prospects.

The information in this Form 8-K pursuant to Item 8.01 is not an offer or the solicitation of an offer to buy securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Evoqua Water Technologies Corp. dated March 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer